Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Nicole Ulmer

Corporate and Investor Relations Officer

717.803.8895

IR@LINKBANCORP.COM

LINKBANCORP, Inc. Announces Second Quarter 2023 Financial Results

July 31, 2023 – HARRISBURG, PA -- LINKBANCORP, Inc. (NASDAQ: LNKB) (the “Company”), the parent company of LINKBANK (the “Bank”) reported net income of $1.35 million, or $0.08 per diluted share, for the quarter ended June 30, 2023. Excluding merger related expenses, adjusted earnings were $1.60 million1, or $0.101 per diluted share for the second quarter of 2023.

Second Quarter 2023 Highlights

•
Total deposits grew $50.3 million, or 20.5% annualized during the second quarter over the prior quarter end, including an increase in noninterest bearing deposits of $36.2 million, and $14.1 million in interest bearing deposits. Estimated uninsured deposits, excluding collateralized public funds and affiliate company accounts, totaled $378.7 million, or 36.7% of total deposits as of June 30, 2023, compared with $387.8 million, or 39.4% of total deposits as of March 31, 2023.
•
The Company enhanced its on-balance sheet liquidity, with cash and cash equivalents as of June 30, 2023 of $123.2 million, up from $51.7 million at March 31, 2023 and $30.0 million at December 31, 2022. Total liquidity, including all available borrowing capacity and brokered deposit availability, together with cash and cash equivalents and unpledged investment securities, totaled approximately $507.4 million as of June 30, 2023.

1 See Appendix A — Reconciliation to Non-GAAP Financial Measures for the computation of this non-GAAP measure.

•
Total loans grew $24.2 million during the second quarter, representing a 10.3% annualized growth rate, driven primarily by commercial and industrial and commercial real estate loan activity.
•
Net interest income for the second quarter of 2023 was $8.1 million, compared to $8.0 million for the first quarter of 2023. Net interest margin was 2.81% for the second quarter of 2023, compared to 2.95% for the first quarter of 2023. The linked quarter decrease was primarily due to higher interest expense on deposits continuing to outpace the increase in interest income from loans.
•
The Company recorded a $493 thousand negative provision for credit losses for the second quarter of 2023, resulting in an allowance for credit losses of $10.2 million, or 1.05% of total loans at June 30, 2023. The negative provision for credit losses was primarily driven by refinement of the population of loans individually assessed for impairment under the current expected credit losses (“CECL”) accounting standard, improvements in internal credit metrics and external forecast indexes, as well as $97 thousand in net recoveries, offset by loan growth in the period.
•
On June 22, 2023, shareholders of the Company and Partners Bancorp (“Partners”), each approved the merger of Partners with and into the Company, with the Company as the surviving corporation pursuant to the Agreement and Plan of Merger, dated as of February 22, 2023. The merger is expected to close in the third or fourth quarter of 2023, subject to regulatory approvals and certain other customary closing conditions.

“We are pleased to report results that evidence continued balance sheet strength, including increased on-balance sheet liquidity, a growing core deposit base, and excellent credit quality.” said Andrew Samuel, Chief Executive Officer. “Although significant uncertainty remains in the external environment, we are optimistic that the pace of margin compression will continue to stabilize. Our teams are highly focused on providing superior service to meet our clients’ needs and we believe the Company is well positioned to successfully navigate through this climate.”

Income Statement

Net interest income before the provision for credit losses for the second quarter of 2023 increased to $8.1 million compared to $8.0 million in the first quarter of 2023. Net interest margin was 2.81% for the second quarter of 2023 compared to 2.95% for the first quarter of 2023. The decrease in net interest margin for the current quarter was due to the higher average rate paid on interest-bearing liabilities, which outpaced the increase in the average yield on interest earning assets. The overall rate and yield increases were driven by the multiple federal funds rate increases that occurred over the preceding twelve months, coupled with competition for deposits in the market. The rate of increase in the cost of funds moderated to 30 basis points in the second quarter of 2023, primarily resulting from strong growth in the average balance of non-interest bearing deposits, which increased approximately $17.0 million to $209.1 million, compared to $192.1 million for the first quarter. The 30 basis points increase in the cost of funds to 2.29% during the second quarter of 2023 was partially offset by a 15 basis point increase in the average yield on interest-earning assets to 5.00%. The increase in the average yield on interest-earning assets was primarily due to the increase in the average yield on loans of 11 basis points to 5.20% during the second quarter of 2023.

During the second quarter, the Company continued to recognize results from its increased internal focus and strategy on core deposit generation, including 123 net new checking accounts opened for a total of $38 million in new deposits. Additionally, further momentum in executing the Company’s strategies to service the needs of professional services firms resulted in 58 new accounts opened during the quarter, which are expected to fund over the course of the third quarter. As a result of these positive trends, the Company expects to allow higher cost brokered deposits to mature, replaced by core accounts at a lower cost, contributing to further stabilization in net interest margin.

Noninterest income (expense) improved from a $1.9 million expense in the first quarter of 2023, driven by recognition of a loss upon the sale of debt securities of $2.37 million, to $886 thousand in income in the second quarter of 2023. Excluding the first quarter loss on the sale of debt securities, adjusted noninterest income for the second quarter of 2023 increased $369 thousand to $886 thousand, primarily due to gains on the sale of Small Business Administration (“SBA”) loans of $296 thousand and $57 thousand in commercial loan-related interest rate swap fees.

Noninterest expense for the second quarter of 2023 increased to $7.8 million compared to $7.7 million for the first quarter of 2023. Excluding one time charges relating to the pending merger with Partners Bancorp of $587 thousand in the first quarter of 2023 and $315 thousand in the second quarter of 2023, adjusted noninterest expense increased by $351 thousand in the second quarter, impacted by increased equipment and data processing expense as the Company continues to enhance its technology platform, as well as elevated accrual of fraud and operating losses.

Balance Sheet

Total assets were $1.31 billion at June 30, 2023 compared to $1.21 billion at March 31, 2023 and $1.06 billion at June 30, 2022. Deposits and net loans as of June 30, 2023 totaled $1.03 billion and $959.3 million, respectively, compared to deposits and net loans of $984.5 million and

2 See Appendix A — Reconciliation to Non-GAAP Financial Measures for the computation of this non-GAAP measure.

$934.8 million, respectively, at March 31, 2023 and $902.4 million and $786.5 million, respectively, at June 30, 2022.

Total loans increased $24.2 million from March 31, 2023 to June 30, 2023, or 10.25% annualized, with the average commercial loan commitment originated during the second quarter of 2023 totaling approximately $500,000.

The Company has proactively taken additional steps during the quarter to enhance its on-balance sheet liquidity. Cash and cash equivalents increased to $123.2 million at June 30, 2023 compared to $51.7 million at March 31, 2023 and $30.0 million at December 31, 2022. In addition to growth in core deposits, this position was supported by an additional $43.7 million in borrowings related to $75.0 million in wholesale funding in connection with the execution of a pay-fixed/receive-floating interest rate swap. The interest rate swap has a fixed rate of 3.28%, a maturity of five years and is designated against either a mix of one-month FHLB advances or brokered certificates of deposits. Classified as a cash flow hedge, the market fluctuations will not impact future earnings, but will impact accumulated other comprehensive loss.

Deposits at June 30, 2023 totaled $1.03 billion, an increase of $50.3 million compared to $984.5 million at March 31, 2023. Average deposits increased by $17.0 million during the quarter, or 6.9% annualized, driven by a 35.3% increase in average noninterest bearing deposits from $192.1 million for the first quarter of 2023 to $209.1 million for the second quarter of 2023.

Shareholders’ equity increased from $141.6 million at March 31, 2023 to $142.5 million at June 30, 2023. The increase included an increase in retained earnings due to net income for the current quarter, and a decrease in other comprehensive loss resulting from changes in the interest rate environment, offset by dividends paid of $1.2 million.

Asset Quality

In the second quarter of 2023, the Company recorded a negative provision for credit losses, calculated under the CECL model, of $493 thousand, compared to a provision for credit losses of $293 thousand in the first quarter. The negative provision for credit losses included the impact of reductions in the allowance for credit losses due to refinement of the population of loans individually assessed for impairment under CECL, improvements in internal credit metrics and external forecast indexes, as well as $97 thousand in net recoveries, offset by loan growth in the period.

Asset quality metrics remain strong. As of June 30, 2023, the Company’s non-performing assets were $2.9 million, representing 0.22% of total assets. Non-performing assets at June 30, 2023 excluded purchased with credit deterioration (“PCD”) loans with a balance of $2.1 million. Loans 30-89 days past due at June 30, 2023 were $1.8 million, representing 0.18% of total loans.

The allowance for credit losses-loans was $10.2 million, or 1.05% of total loans at June 30, 2023, compared to the allowance for credit losses-loans of $10.5 million, or 1.11% of total loans, at March 31, 2023. The allowance for credit losses-loans to nonperforming assets was 358.12% at June 30, 2023, compared to 438.95% at March 31, 2023.

2 See Appendix A — Reconciliation to Non-GAAP Financial Measures for the computation of this non-GAAP measure.

The Company’s risk management function incorporates extensive diversification, monitoring and hold limits with respect to the commercial real estate loan portfolio and management closely monitors concentration reports and related analyses. The commercial real estate loan portfolio is well-diversified, with limited exposure to higher risk segments such as hotels and retail. Management believes that the office space portfolio, which includes medical and mixed-use space, and does not involve properties in major metropolitan business districts, is stable and does not pose excessive risk. Specifically, at June 30, 2023, the Company had 68 loans related to office space, with an average loan size of $1.8 million and total current outstanding balances of $103.0 million. The largest exposure relating to office space is $8.8 million for a construction loan that will constitute owner-occupied real estate upon completion. Eighty-four percent (84%) of office space loans are guaranteed by high-quality principals and no office loans are past due 30 days or greater.

Capital

The Bank’s regulatory capital ratios are well in excess of regulatory minimums to be considered “well capitalized” as of June 30, 2023. The Bank’s Total Capital Ratio and Tier 1 Capital Ratio was 13.55% and 12.94% , respectively, at June 30, 2023, compared to 13.53% and 12.32%, respectively, at March 31, 2023 and 12.89% and 12.41%, respectively, at December 31, 2022. The Company’s ratio of Tangible Common Equity to Tangible Assets was 8.31%[1]at June 30, 2023.

2 See Appendix A — Reconciliation to Non-GAAP Financial Measures for the computation of this non-GAAP measure.

ABOUT LINKBANCORP, Inc.

LINKBANCORP, Inc. was formed in 2018 with a mission to positively impact lives through community banking. Its subsidiary bank, LINKBANK, is a Pennsylvania state-chartered bank serving individuals, families, nonprofits and business clients throughout Central and Southeastern Pennsylvania through 10 client solutions centers and www.linkbank.com. LINKBANCORP, Inc. common stock is traded on the Nasdaq Capital Market under the symbol “LNKB”. For further company information, visit ir.linkbancorp.com.

Forward Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of current or historical fact and involve substantial risks and uncertainties. Words such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "plans," "projects," "may," "will," "should," and other similar expressions can be used to identify forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements include, but are not limited to the following: costs or difficulties associated with newly developed or acquired operations; risks related to the proposed merger with Partners; changes in general economic trends, including inflation and changes in interest rates; increased competition; changes in consumer demand for financial services; our ability to control costs and expenses; adverse developments in borrower industries and, in particular, declines in real estate values; changes in and compliance with federal and state laws that regulate our business and capital levels; our ability to raise capital as needed; and the effects of the COVID-19 pandemic and actions taken by governments, businesses and individuals in response. The Company does not undertake, and specifically disclaims, any obligation to publicly revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law. Accordingly, you should not place undue reliance on forward-looking statements.

LINKBANCORP, Inc. and Subsidiaries
Consolidated Balance Sheet (Unaudited)

	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
(In Thousands, except share and per share data)
ASSETS
Noninterest-bearing cash equivalents	$4,736	$4,545	$4,209	$8,711	$7,563
Interest-bearing deposits with other institutions	118,438	47,190	25,802	66,085	55,433
Cash and cash equivalents	$123,174	$51,735	$30,011	$74,796	$62,996
Certificates of deposit with other banks	498	745	5,623	8,358	11,088
Securities available for sale, at fair value	83,620	86,804	78,813	78,698	85,756
Securities held to maturity, net of allowance for credit losses	38,220	38,986	31,822	32,571	28,816
Loans receivable, gross	969,533	945,371	927,871	863,969	790,406
Allowance for credit losses - loans	(10,228)	(10,526)	(4,666)	(4,569)	(3,890)
Loans receivable, net	959,305	934,845	923,205	859,400	786,516
Investments in restricted bank stock	5,544	4,134	3,377	3,327	2,567
Premises and equipment, net	6,292	6,497	6,743	9,087	7,915
Right-of-Use Asset – Premises	9,896	10,058	10,219	8,920	4,513
Bank-owned life insurance	24,554	24,384	19,244	19,127	19,012
Goodwill and other intangible assets	36,774	36,833	36,894	36,955	37,020
Deferred tax asset	6,571	6,749	5,619	6,378	5,777
Accrued interest receivable and other assets	14,024	12,188	12,084	7,256	7,909
TOTAL ASSETS	$1,308,472	$1,213,958	$1,163,654	$1,144,873	$1,059,885
LIABILITIES
Deposits:
Demand, noninterest bearing	$240,729	$204,495	$192,773	$184,857	$184,345
Interest bearing	794,113	780,003	753,999	766,853	718,028
Total deposits	1,034,842	984,498	946,772	951,710	902,373
Other Borrowings	74,899	31,250	20,938	—	1,639
Subordinated Debt	40,398	40,441	40,484	40,526	40,585
Operating Lease Liabilities	9,896	10,058	10,219	8,921	4,513
Accrued interest payable and other liabilities	5,985	6,130	6,688	6,774	6,004
TOTAL LIABILITIES	1,166,020	1,072,377	1,025,101	1,007,931	955,114
SHAREHOLDERS’ EQUITY
Preferred stock	—	—	—	—	—
Common stock	162	250	149	149	99
Surplus	127,818	127,659	117,709	117,698	83,070
Retained earnings	19,039	18,911	27,100	27,525	26,491
Accumulated other comprehensive (loss) income	(4,567)	(5,239)	(6,405)	(8,430)	(4,889)
TOTAL SHAREHOLDERS’ EQUITY	142,452	141,581	138,553	136,942	104,771
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,308,472	$1,213,958	$1,163,654	$1,144,873	$1,059,885
Common shares outstanding	16,228,440	16,221,692	14,939,640	14,939,640	9,838,435

LINKBANCORP, Inc. and Subsidiaries
Consolidated Statements of Operations (Unaudited)

	Three Months Ended			Six Months Ended
	6/30/2023	3/31/2023	6/30/2022	6/30/2023	6/30/2022
(In Thousands, except share and per share data)
INTEREST AND DIVIDEND INCOME
Loans receivable, including fees	$12,499	$11,762	$8,114	$24,261	$15,877
Other	1,827	1,228	981	3,055	1,600
Total interest and dividend income	14,326	12,990	9,095	27,316	17,477
INTEREST EXPENSE
Deposits	5,242	4,517	818	9,759	1,483
Other Borrowings	558	87	2	645	35
Subordinated Debt	437	432	422	869	629
Total interest expense	6,237	5,036	1,242	11,273	2,147
NET INTEREST INCOME BEFORE (CREDIT TO) PROVISION FOR CREDIT LOSSES	8,089	7,954	7,853	16,043	15,330
(Recovery of) provision for credit losses	(493)	293	395	(200)	675
NET INTEREST INCOME AFTER (CREDIT TO) PROVISION FOR CREDIT LOSSES	8,582	7,661	7,458	16,243	14,655
NONINTEREST INCOME
Service charges on deposit accounts	197	199	218	396	428
Bank-owned life insurance	170	140	114	310	224
Net realized (losses) gains on the sale of debt securities	—	(2,370)	—	(2,370)	13
Gain on sale of loans	296	—	153	296	333
Other	223	178	211	401	409
Total noninterest income	886	(1,853)	696	(967)	1,407
NONINTEREST EXPENSE
Salaries and employee benefits	4,037	4,120	3,722	8,157	7,378
Occupancy	696	707	433	1,403	906
Equipment and data processing	893	693	595	1,586	1,192
Professional fees	418	381	307	799	535
FDIC insurance	184	159	138	343	342
Bank Shares Tax	278	278	201	556	384
Merger & system conversion related expenses	315	587	—	902	—
Other	995	812	846	1,807	1,603
Total noninterest expense	7,816	7,737	6,242	15,553	12,340
Income (loss) before income tax expense (benefit)	1,652	(1,929)	1,912	(277)	3,722
Income tax expense (benefit)	305	(376)	306	(70)	592
NET INCOME (LOSS)	$1,347	$(1,553)	$1,606	$(207)	$3,130

EARNINGS (LOSS) PER SHARE, BASIC	$0.08	$(0.10)	$0.16	$(0.01)	$0.32
EARNINGS (LOSS) PER SHARE, DILUTED	$0.08	$(0.10)	$0.16	$(0.01)	$0.31
WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING,
BASIC	16,228,069	15,480,951	9,836,984	15,856,574	9,831,739
DILUTED	16,228,069	15,480,951	9,913,477	15,856,574	9,983,742

LINKBANCORP, Inc. and Subsidiaries
Financial Highlights (Unaudited)

	For the Three Months Ended			For the Six Months Ended
('Dollars In Thousands)	6/30/2023	3/31/2023	6/30/2022	6/30/2023	6/30/2022
Operating Highlights
Net Income (loss)	$1,347	$(1,553)	$1,606	$(207)	$3,130
Net Interest Income	8,089	7,954	7,853	16,043	15,330
Provision for (credit to) Credit Losses	(493)	293	395	(200)	675
Non-Interest Income	886	(1,853)	696	(967)	1,407
Non-Interest Expense	7,816	7,737	6,242	15,553	12,340
Earnings (loss) per Share, Basic	0.08	(0.10)	0.16	(0.01)	0.32
Adjusted Earnings per Share, Basic (2)	0.10	0.05	0.16	0.15	0.32
Earnings (loss) per Share, Diluted	0.08	(0.10)	0.16	(0.01)	0.31
Adjusted Earnings per Share, Diluted (2)	0.10	0.05	0.16	0.15	0.31

Selected Operating Ratios
Net Interest Margin	2.81%	2.95%	3.38%	2.86%	3.39%
Annualized Return on Assets ("ROA")	0.43%	-0.53%	0.63%	-0.03%	0.63%
Adjusted ROA[2]	0.51%	0.27%	0.63%	0.39%	0.63%
Annualized Return on Equity ("ROE")	3.81%	-4.56%	6.13%	-0.30%	12.31%
Adjusted ROE[2]	4.51%	2.30%	6.13%	3.42%	12.27%
Efficiency Ratio	87.09%	126.82%	73.01%	103.16%	73.73%
Adjusted Efficiency Ratio[3]	83.58%	84.41%	73.01%	83.98%	73.79%
Noninterest Income to Avg. Assets	0.28%	-0.59%	0.27%	-0.16%	0.28%
Noninterest Expense to Avg. Assets	2.51%	2.59%	2.45%	2.56%	2.49%

	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022
Financial Condition Data
Total Assets	$1,308,472	$1,213,958	$1,163,654	$1,144,873	$1,059,885
Loans Receivable, Net	959,305	934,845	923,205	859,400	786,516

Noninterest-bearing Deposits	240,729	204,495	192,773	184,857	184,345
Interest-bearing Deposits	794,113	780,003	753,999	766,853	718,028
Total Deposits	1,034,842	984,498	946,772	951,710	902,373

Selected Balance Sheet Ratios
Total Capital Ratio[1]	13.55%	13.53%	12.89%	11.55%	12.42%
Tier 1 Capital Ratio[1]	12.94%	12.32%	12.41%	11.04%	11.94%
Common Equity Tier 1 Capital Ratio[1]	12.94%	12.32%	12.41%	11.04%	11.94%
Leverage Ratio[1]	10.41%	10.78%	10.93%	9.74%	10.10%
Tangible Common Equity to Tangible Assets[4]	8.31%	8.90%	9.02%	9.02%	6.62%
Tangible Book Value per Share[5]	$6.51	$6.46	$6.80	$6.69	$6.89

Asset Quality Data
Non-performing Assets	$2,856	$2,398	$2,500	$1,979	$1,494
Non-performing Assets to Total Assets	0.22%	0.20%	0.21%	0.17%	0.14%
Non-performing Loans to Total Loans	0.29%	0.25%	0.27%	0.23%	0.19%
Allowance for Credit Losses - Loans ("ACLL")	$10,228	$10,526	$4,666	$4,569	$3,890
ACLL to Total Loans	1.05%	1.11%	0.50%	0.53%	0.49%
ACLL to Nonperforming Assets	358.12%	438.95%	186.64%	230.87%	260.37%
Net chargeoffs (recoveries)	$(97)	$(2)	$(60)	$(164)	$(52)

(1) - These capital ratios have been calculated using bank-level capital
(2) - This is a non-GAAP financial measure. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures at the end of this release.

(3) - The efficiency ratio, as adjusted represents noninterest expense divided by the sum of net interest income and noninterest income, excluding gains or losses from securities sales and merger related expenses. This is a non-GAAP financial measure. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures at the end of this release.

(4) - We calculate tangible common equity as total shareholders' equity less goodwill and other intangibles, and we calculate tangible assets as total assets less goodwill and other intangibles. This is a non-GAAP financial measure. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures at the end of this release.

(5) - We calculate tangible book value per common share as total shareholders' equity less goodwill and other intangibles, divided by the outstanding number of shares of our common stock at the end of the relevant period. Tangible book value per common share is a non-GAAP financial measure, and, as we calculate tangible book value per common share, the most directly comparable GAAP financial measure is book value per common share. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures at the end of this release.

LINKBANCORP, Inc. and Subsidiaries
Net Interest Margin - Quarter-To-Date (Unaudited)

	For the Three Months Ended June 30,
	2023			2022
(Dollars in thousands)	Avg Bal	Interest (2)	Yield/Rate	Avg Bal	Interest (2)	Yield/Rate
Int. Earn. Cash	$66,149	$708	4.29%	$60,718	$97	0.64%
Securities
Taxable (1)	86,366	822	3.82%	74,105	587	3.18%
Tax-Exempt	39,139	378	3.87%	45,030	377	3.36%
Total Securities	125,505	1,200	3.84%	119,135	964	3.25%
Total Cash Equiv. and Investments	191,654	1,908	3.99%	179,853	1,061	2.37%
Total Loans (3)	963,824	12,499	5.20%	751,347	8,114	4.33%
Total Earning Assets	1,155,478	14,407	5.00%	931,200	9,175	3.95%
Other Assets	95,531			90,361
Total Assets	$1,251,009			$1,021,561
Interest bearing demand	$243,539	$1,261	2.08%	$270,844	$260	0.39%
Money market demand	244,355	1,589	2.61%	224,483	238	0.43%
Time deposits	299,398	2,392	3.20%	211,033	320	0.61%
Total Borrowings	95,792	995	4.17%	46,961	424	3.62%
Total Interest-Bearing Liabilities	883,084	6,237	2.83%	753,321	1,242	0.66%
Non Int Bearing Deposits	209,072			152,691
Total Cost of Funds	$1,092,156	$6,237	2.29%	$906,012	$1,242	0.55%
Other Liabilities	17,073			10,489
Total Liabilities	$1,109,229			$916,501
Shareholders' Equity	$141,780			$105,060
Total Liabilities & Shareholders' Equity	$1,251,009			$1,021,561
Net Interest Income/Spread (FTE)		8,170	2.17%		7,933	3.29%
Tax-Equivalent Basis Adjustment		(81)			(80)
Net Interest Income		$8,089			$7,853
Net Interest Margin			2.81%			3.38%
(1) Taxable income on securities includes income from available for sale securities and income from certificates of deposits with other banks.
(2) Income stated on a tax equivalent basis which is a non-GAAP measure and reconciled to GAAP at the bottom of the table
(3) Includes the balances of nonaccrual loans

LINKBANCORP, Inc. and Subsidiaries
Net Interest Margin - Linked Quarter-To-Date (Unaudited)

	For the Three Months Ended
	June 30, 2023			March 31, 2023
(Dollars in thousands)	Avg Bal	Interest (2)	Yield/Rate	Avg Bal	Interest (2)	Yield/Rate
Int. Earn. Cash	$66,149	$708	4.29%	$36,470	$275	3.06%
Securities
Taxable (1)	86,366	822	3.82%	81,899	653	3.23%
Tax-Exempt	39,139	378	3.87%	38,368	377	3.98%
Total Securities	125,505	1,200	3.84%	120,267	1,030	3.47%
Total Cash Equiv. and Investments	191,654	1,908	3.99%	156,737	1,305	3.38%
Total Loans (3)	963,824	12,499	5.20%	936,510	11,762	5.09%
Total Earning Assets	1,155,478	14,407	5.00%	1,093,247	13,067	4.85%
Other Assets	95,531			90,938
Total Assets	$1,251,009			$1,184,185
Interest bearing demand	$243,539	$1,261	2.08%	$251,103	$1,188	1.92%
Money market demand	244,355	1,589	2.61%	245,563	1,350	2.23%
Time deposits	299,398	2,392	3.20%	290,605	1,979	2.76%
Total Borrowings	95,792	995	4.17%	49,246	519	4.27%
Total Interest-Bearing Liabilities	883,084	6,237	2.83%	836,517	5,036	2.44%
Non Int Bearing Deposits	209,072			192,135
Total Cost of Funds	$1,092,156	$6,237	2.29%	$1,028,652	$5,036	1.99%
Other Liabilities	17,073			17,508
Total Liabilities	$1,109,229			$1,046,160
Shareholders' Equity	$141,780			$138,025
Total Liabilities & Shareholders' Equity	$1,251,009			$1,184,185
Net Interest Income/Spread (FTE)		8,170	2.17%		8,031	2.41%
Tax-Equivalent Basis Adjustment		(81)			(77)
Net Interest Income		$8,089			$7,954
Net Interest Margin			2.81%			2.95%
(1) Taxable income on securities includes income from available for sale securities and income from certificates of deposits with other banks.
(2) Income stated on a tax equivalent basis which is a non-GAAP measure and reconciled to GAAP at the bottom of the table
(3) Includes the balances of nonaccrual loans

LINKBANCORP, Inc. and Subsidiaries
Loans Receivable Detail (Unaudited)

(In Thousands)	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Agriculture and farmland loans	$50,552	$53,301	$55,746	$53,570	$45,424
Construction loans	75,628	67,934	57,713	49,311	36,135
Commercial & industrial loans	104,869	99,356	104,755	98,475	90,979
Commercial real estate loans
Multifamily	113,254	111,461	105,390	95,537	78,082
Owner occupied	154,520	151,407	139,554	114,863	164,937
Non-owner occupied	254,691	249,638	245,274	233,887	165,893
Residential real estate loans
First liens	170,271	166,478	168,084	166,388	158,774
Second liens and lines of credit	30,148	30,720	35,576	34,620	35,454
Consumer and other loans	11,308	10,472	10,057	11,929	8,689
Municipal loans	3,929	4,292	5,466	5,404	5,814
	969,170	945,059	927,615	863,984	790,181
Deferred costs (fees)	363	312	256	(15)	225
Total loans receivable	$969,533	$945,371	$927,871	$863,969	$790,406

LINKBANCORP, Inc. and Subsidiaries
Investments in Securities Detail (Unaudited)

	June 30, 2023
(In Thousands)	Amortized Cost	Net Unrealized Losses	Fair Value
Available for Sale:
U.S. government agency securities	$2,000	$(19)	$1,981
Small Business Administration loan pools	726	(15)	711
Obligations of state and political subdivisions	45,651	(3,721)	41,930
Mortgage-backed securities in government-sponsored entities	42,946	(3,948)	38,998
	$91,323	$(7,703)	$83,620

	Amortized Cost	Net Unrealized Losses	Fair Value
Held to Maturity:
Corporate debentures	$15,000	$(1,782)	$13,218
Structured mortgage-backed securities	23,806	(966)	22,840
	$38,806	$(2,748)	$36,058

	December 31, 2022
(In Thousands)	Amortized Cost	Net Unrealized Losses	Fair Value
Available for Sale:
Small Business Administration loan pools	$858	$(15)	$843
Obligations of state and political subdivisions	44,189	(4,020)	40,169
Mortgage-backed securities in government-sponsored entities	41,873	(4,072)	37,801
	$86,920	$(8,107)	$78,813

LINKBANCORP, Inc. and Subsidiaries
Deposits Detail (Unaudited)

(In Thousands)	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Demand, noninterest-bearing	$240,729	$204,495	$192,773	$184,857	$184,345
Demand, interest-bearing	237,114	250,944	254,478	305,934	269,493
Money market and savings	254,632	241,858	228,048	266,743	235,411
Time deposits, $250 and over	57,194	51,855	46,116	39,123	55,507
Time deposits, other	245,173	235,346	225,357	155,053	157,617
	$1,034,842	$984,498	$946,772	$951,710	$902,373

Average Deposits Detail, for the Three Months Ended (Unaudited)

(In Thousands)	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Demand, noninterest-bearing	$209,072	$192,135	$199,556	$170,863	$152,691
Demand, interest-bearing	243,539	251,103	278,816	278,637	270,844
Money market and savings	244,355	245,563	245,154	244,107	224,483
Time deposits	299,398	290,605	211,090	205,792	211,033
	$996,364	$979,406	$934,616	$899,399	$859,051

Appendix A - Reconciliation to Non-GAAP Financial Measures

This document contains supplemental financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management uses these non-GAAP measures in its analysis of the Company’s performance. These measures should not be considered a substitute for GAAP basis measures nor should they be viewed as a substitute for operating results determined in accordance with GAAP. Management believes the presentation of non-GAAP financial measures that exclude the impact of specified items provide useful supplemental information that is essential to a proper understanding of the Company’s financial condition and results. Non-GAAP measures are not formally defined under GAAP, and other entities may use calculation methods that differ from those used by us. As a complement to GAAP financial measures, our management believes these non-GAAP financial measures assist investors in comparing the financial condition and results of operations of financial institutions due to the industry prevalence of such non-GAAP measures. See the tables below for a reconciliation of these non-GAAP measures to the most directly comparable GAAP financial measures.

Adjusted Return on Average Assets
	For the Three Months Ended			For the Six Months Ended
(Dollars in thousands)	6/30/2023	3/31/2023	6/30/2022	6/30/2023	6/30/2022
Net income (loss)	$1,347	$(1,553)	$1,606	$(207)	$3,130
Average assets	1,251,009	1,184,185	1,021,561	1,224,116	999,378
Return on average assets (annualized)	0.43%	-0.53%	0.63%	-0.03%	0.63%
Net income (loss)	1,347	(1,553)	1,606	(207)	3,130
Net losses (gains) on sale of securities	-	2,370	-	2,370	(13)
Tax effect at 21%	-	(498)	-	(498)	3
Merger & system conversion related expenses	315	587	-	902	-
Tax effect at 21%	(66)	(123)	-	(189)	-
Adjusted Net Income (Non-GAAP)	1,596	783	1,606	2,378	3,120
Average assets	1,251,009	1,184,185	1,021,561	1,224,116	999,378
Adjusted return on average assets (annualized) (Non-GAAP)	0.51%	0.27%	0.63%	0.39%	0.63%

Adjusted Return on Average Shareholders' Equity
	For the Three Months Ended			For the Six Months Ended
(Dollars in thousands)	6/30/2023	3/31/2023	6/30/2022	6/30/2023	6/30/2022
Net income (loss)	$1,347	$(1,553)	$1,606	$(207)	$3,130
Average shareholders' equity	141,780	138,025	105,060	140,359	51,257
Return on average shareholders' equity (annualized)	3.81%	-4.56%	6.13%	-0.30%	12.31%
Net income (loss)	1,347	(1,553)	1,606	(207)	3,130
Net losses (gains) on sale of securities	-	2,370	-	2,370	(13)
Tax effect at 21%	-	(498)	-	(498)	3
Merger & system conversion related expenses	315	587	-	902	-
Tax effect at 21%	(66)	(123)	-	(189)	-
Adjusted Net Income (Non-GAAP)	1,596	783	1,606	2,378	3,120
Average shareholders' equity	141,780	138,025	105,060	140,359	51,257
Adjusted return on average shareholders' equity (annualized) (Non-GAAP)	4.51%	2.30%	6.13%	3.42%	12.27%

Adjusted Efficiency Ratio
	For the Three Months Ended			For the Six Months Ended
(Dollars in thousands)	6/30/2023	3/31/2023	6/30/2022	6/30/2023	6/30/2022
GAAP-based efficiency ratio	87.09%	126.82%	73.01%	103.16%	73.73%
Net interest income	$8,089	$7,954	$7,853	$16,043	$15,330
Noninterest income	886	(1,853)	696	(967)	1,407
Less: net gains (losses) on sales of securities	-	(2,370)	-	(2,370)	13
Adjusted revenue (Non-GAAP)	8,975	8,471	8,549	17,446	16,724
Total noninterest expense	7,816	7,737	6,242	15,553	12,340
Less: Merger & system conversion related expenses	315	587	-	902	-
Adjusted non-interest expense	7,501	7,150	6,242	14,651	12,340
Efficiency ratio, as adjusted (Non-GAAP)	83.58%	84.41%	73.01%	83.98%	73.79%

Tangible Common Equity and Tangible Book Value
	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022
Tangible Common Equity	(Dollars in thousands, except for share data)
Total shareholders’ equity	$142,452	$141,581	$138,553	$136,942	$104,771
Adjustments:
Goodwill	(35,842)	(35,842)	(35,842)	(35,842)	(35,842)
Other intangible assets	(932)	(991)	(1,052)	(1,113)	(1,178)
Tangible common equity (Non-GAAP)	$105,678	$104,748	$101,659	$99,987	$67,751
Common shares outstanding	16,228,440	16,221,692	14,939,640	14,939,640	9,838,435
Book value per common share	$8.78	$8.73	$9.27	$9.17	$10.65
Tangible book value per common share (Non-GAAP)	$6.51	$6.46	$6.80	$6.69	$6.89
Tangible Assets
Total assets	$1,308,472	$1,213,958	$1,163,654	$1,144,873	$1,059,885
Adjustments:
Goodwill	(35,842)	(35,842)	(35,842)	(35,842)	(35,842)
Other intangible assets	(932)	(991)	(1,052)	(1,113)	(1,178)
Tangible assets (Non-GAAP)	$1,271,698	$1,177,125	$1,126,760	$1,107,918	$1,022,865
Tangible common equity to tangible assets (Non-GAAP)	8.31%	8.90%	9.02%	9.02%	6.62%

Adjusted Earnings Per Share
	For the Three Months Ended			For the Six Months Ended
(Dollars in thousands, except per share data)	6/30/2023	3/31/2023	6/30/2022	6/30/2023	6/30/2022
GAAP-Based Earnings (Loss) Per Share, Basic	$0.08	$(0.10)	$0.16	$(0.01)	$0.32
GAAP-Based Earnings (Loss) Per Share, Diluted	$0.08	$(0.10)	$0.16	$(0.01)	$0.31
Net Income (Loss)	$1,347	$(1,553)	$1,606	$(207)	$3,130
Net losses (gains) on sale of securities	-	2,370	-	2,370	(13)
Tax effect at 21%	-	(498)	-	(498)	3
Merger & system conversion related expenses	315	587	-	902	-
Tax effect at 21%	(66)	(123)	-	(189)	-
Adjusted Net Income (Non-GAAP)	1,596	783	1,606	2,378	3,120
Adjusted Earnings per Share, Basic (Non-GAAP)	$0.10	$0.05	$0.16	$0.15	$0.32
Adjusted Earnings per Share, Diluted (Non-GAAP)	$0.10	$0.05	$0.16	$0.15	$0.31

Adjusted Pre-tax, Pre-provision Net Income (Non-GAAP)
	For the Three Months Ended			For the Six Months Ended
(Dollars in thousands, except per share data)	6/30/2023	3/31/2023	6/30/2022	6/30/2023	6/30/2022
Net Income (Loss) - GAAP	$1,347	$(1,553)	$1,606	$(207)	$3,130
Net losses (gains) on sale of securities	-	2,370	-	2,370	(13)
Tax effect at 21%	-	(498)	-	(498)	3
Merger & system conversion related expenses	315	587	-	902	-
Tax effect at 21%	(66)	(123)	-	(189)	-
Adjusted Net Income (Non-GAAP)	1,596	783	1,606	2,378	3,120
Income tax expense (benefit)	305	(376)	306	(70)	592
Provision for (credit to) credit losses	(493)	293	395	(200)	675
Tax effect included in Adjusted Net Income	66	621	-	687	(3)
Adjusted Pre-tax, Pre-provision Net Income (Non-GAAP)	$1,474	$1,321	$2,307	$2,795	$4,384